Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES THIRD QUARTER 2026 RESULTS
- Announced Agreement to Add Highfield Investment Group to VICI's Tenant Roster -
- Completed $1.75 Billion Investment Grade Senior Notes Offering -
- Increased Annual Dividend for 9th Consecutive Year -
- Raised Guidance for Full Year 2026 -

NEW YORK, NY – October 28, 2026 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties”, “VICI” or the “Company”), an experiential real estate investment trust, today reported results for the quarter ended September 30, 2026. All per share amounts included herein are on a per diluted common share basis unless otherwise stated.
Third Quarter 2026 Financial and Operating Highlights
•Total revenues increased 5.8% year-over-year to $1.1 billion
•Net income attributable to common stockholders decreased 55.1% year-over-year to $342.5 million and, on a per share basis, decreased 56.4% year-over-year to $0.31 due to the impact of the change in the CECL allowance for the quarter ended September 30, 2026
•AFFO attributable to common stockholders increased 7.5% year-over-year to $685.2 million and, on a per share basis, increased 4.3% year-over-year to $0.62
•Declared a quarterly cash dividend of $0.46 per share, representing a 2.2% year-over-year increase
•Issued $1.75 billion of investment grade senior notes to refinance 2026 maturities
•Announced an agreement to enter into a new triple-net master lease with Highfield Investment Group, in connection with Century Casinos' agreement to sell the operations of Century Mile Racetrack and Century Downs Racetrack, located in Alberta, Canada, to Highfield, adding to VICI's tenant roster upon closing
•Ended the quarter with $270.3 million in cash and cash equivalents
•Raised AFFO guidance for full year 2026 to between $2,695 million and $2,705 million, or between $2.47 and $2.48 per diluted share
•Subsequent to quarter-end, our Board of Directors authorized a share repurchase program for up to $2.0 billion in shares
CEO Comments
Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “In the third quarter of 2026, we grew our quarterly revenue by 5.8% and our AFFO per share by 4.3% year-over-year, once again demonstrating the flow-through efficiency of our business model, and we were pleased to announce our 9th consecutive annual dividend increase since our IPO almost nine years ago. Our commitment to situational readiness positioned us to refinance all of our remaining 2026 maturities through a $1.75 billion investment grade notes offering in August at an adjusted weighted average interest rate of 5.42%. In September, we announced our agreement to enter into a new lease with Highfield Investment Group, and we look forward to welcoming Highfield to our tenant roster upon closing, further diversifying our tenant base and further strengthening our presence in the dynamic region of Alberta. At VICI, we are always working to strengthen our portfolio while keeping our balance sheet ready to grow alongside new and existing partners. We believe that discipline will enable us to keep compounding value for our stockholders for years to come.”

Third Quarter 2026 Financial Results
Total Revenues
Total revenues were $1.1 billion for the quarter, an increase of 5.8% compared to $1.0 billion for the quarter ended September 30, 2025. Total revenues for the quarter included $132.0 million of non-cash leasing and financing adjustments and $19.0 million of other income.
Net Income Attributable to Common Stockholders
Net income attributable to common stockholders was $342.5 million for the quarter, or $0.31 per share, compared to $762.0 million, or $0.71 per share, for the quarter ended September 30, 2025. The year-over-year decrease in net income was driven, on an absolute basis, by the $478.2 million aggregate change in the CECL allowance for the quarter ended September 30, 2026 compared to the quarter ended September 30, 2025.
Funds from Operations (“FFO”)
FFO attributable to common stockholders was $342.5 million for the quarter, or $0.31 per share, compared to $762.0 million, or $0.71 per share, for the quarter ended September 30, 2025. The year-over-year decrease in FFO was driven, on an absolute basis, by the $478.2 million aggregate change in the CECL allowance for the quarter ended September 30, 2026 compared to the quarter ended September 30, 2025.
Adjusted Funds from Operations (“AFFO”)
AFFO attributable to common stockholders was $685.2 million for the quarter, an increase of 7.5% compared to $637.6 million for the quarter ended September 30, 2025. AFFO per share was $0.62 for the quarter, an increase of 4.3% compared to $0.60 for the quarter ended September 30, 2025.
Third Quarter 2026 Investment and Portfolio Activity
Investment and Portfolio Activity
On September 28, 2026, VICI announced, in connection with Century Casinos, Inc.’s (NASDAQ: CNTY) (“Century Casinos”) agreement to sell the operations of Century Mile Racetrack and Century Downs Racetrack (together, the “Century Canada Racinos”), located in Alberta, Canada, to a subsidiary of Highfield Investment Group, Inc. (“Highfield”), its agreement to enter into a new separate triple-net master lease with a subsidiary of Highfield with respect to the real property of the Century Canada Racinos (the “Highfield Master Lease”) and to amend the Master Lease between VICI and Century Casinos (the “Century Master Lease”).
The Highfield Master Lease will have an initial annual base rent of C$10.7 million (approximately US$7.5 million as of the day prior to the announcement) and, if closing occurs after January 1, 2027, such base rent shall escalate as provided for in the Century Master Lease on such date. Upon closing, the Highfield Master Lease will begin a new 20-year initial lease term with four 5-year tenant renewal options. The other economic terms of the Highfield Master Lease will be substantially similar to the terms for the Century Canada Racinos under the Century Master Lease, including escalation equal to the greater of 1.25% and the change in Canadian CPI (capped at 2.50%) and a minimum capital expenditure requirement equal to 1.0% of annual net revenue at each property. The Highfield Master Lease will be guaranteed by Highfield Investment Group, Inc.

Upon closing, the Century Master Lease will be amended to account for Century Casinos' divestiture of the operations of the Century Canada Racinos, which will result in a corresponding reduction of the annual base rent under the Century Master Lease by C$10.7 million (approximately US$7.5 million as of the day prior to the announcement) with adjustments to reflect the escalated rent if the transaction closing occurs after January 1, 2027. There will be no change to the aggregate rent collected by VICI. The transaction is subject to customary closing conditions and regulatory approvals and is expected to be completed in the fourth quarter of 2026 or the first quarter of 2027.
Third Quarter 2026 and Subsequent Capital Markets Activity
On August 5, 2026, VICI priced the offering of $1.75 billion aggregate principal amount of senior unsecured notes (the “August 2026 Notes”). On August 14, 2026, VICI issued the August 2026 Notes comprised of (i) $900.0 million aggregate principal amount of 5.400% Senior Notes due 2031, which mature on October 15, 2031, and (ii) $850.0 million aggregate principal amount of 5.750% Senior Notes due 2036, which mature on October 15, 2036. The weighted average interest rate for the August 2026 Notes is 5.570%, and the adjusted weighted average interest rate, after taking into account the impact of forward-starting interest rate swaps and treasury locks, is 5.422%. The net proceeds of the August 2026 Notes were used to redeem the then-outstanding (i) $480.5 million aggregate principal amount of 4.500% Exchange Notes due 2026, (ii) $1,250.0 million aggregate principal amount of 4.250% November 2019 Notes due 2026, and (iii) $19.5 million aggregate principal amount of 4.500% MGP OP Notes due 2026.
During the nine months ended September 30, 2026, VICI entered into a combination of forward-starting interest rate swap agreements and treasury locks with an aggregate notional amount of $1.1 billion. In connection with the August 2026 Notes offering, VICI settled the outstanding forward-starting interest rate swaps and treasury locks for total proceeds of $20.0 million. Since the forward-starting swaps and treasury locks were hedging the interest rate risk on the anticipated issuance of the August 2026 Notes, the unrealized gain, which was recorded in Accumulated other comprehensive income on VICI's consolidated balance sheets, will be amortized over the term of the respective derivative instruments as a reduction in interest expense.
Subsequent to quarter-end, on October 27, 2026, VICI’s Board of Directors authorized a share repurchase program for up to $2.0 billion in shares of the Company’s common stock, which will expire on September 30, 2029. Repurchases under the share repurchase program may be made from time to time at management’s discretion through open market purchases, privately negotiated transactions, Rule 10b5-1 plans or other methods, in each case in accordance with applicable securities laws. The share repurchase program does not obligate VICI to repurchase any particular amount of common stock and may be suspended or discontinued at any time.
The following table details the issuance of outstanding shares of common stock, including restricted common stock:

	Nine Months Ended September 30,
Common Stock Outstanding	2026	2025
Beginning Balance January 1,	1,068,811,371	1,056,366,685
Issuance of common stock in connection with the Golden Entertainment Transaction	24,296,255	—
Issuance of common stock upon physical settlement of forward sale agreements	7,750,000	12,101,372
Issuance of restricted and unrestricted common stock under the stock incentive program, net of forfeitures	225,498	340,637
Ending Balance September 30,	1,101,083,124	1,068,808,694

The following table reconciles the weighted-average shares of common stock outstanding used in the calculation of basic earnings per share to the weighted-average shares of common stock outstanding used in the calculation of diluted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Determination of shares:
Weighted-average shares of common stock outstanding	1,100,560	1,067,254	1,086,503	1,059,871
Assumed conversion of restricted stock	65	779	78	613
Assumed settlement of forward sale agreements	—	337	—	248
Diluted weighted-average shares of common stock outstanding	1,100,625	1,068,369	1,086,581	1,060,732
Balance Sheet and Liquidity
As of September 30, 2026, the Company had approximately $17.2 billion in total debt and approximately $2.5 billion in liquidity, comprised of $270.3 million in cash and cash equivalents and approximately $2.2 billion of availability under its revolving credit facility.
The Company’s outstanding indebtedness as of September 30, 2026 was as follows:

($ in millions USD)	September 30, 2026
Revolving Credit Facility
USD Borrowings	$—
CAD Borrowings (1)	245.9
GBP Borrowings (1)	21.9
5.750% Notes Due 2027	750.0
3.750% Notes Due 2027	750.0
4.500% Notes Due 2028	350.0
4.750% Notes Due 2028	1,250.0
4.750% Notes Due 2028	400.0
3.875% Notes Due 2029	750.0
4.625% Notes Due 2029	1,000.0
4.950% Notes Due 2030	1,000.0
4.125% Notes Due 2030	1,000.0
5.400% Notes Due 2031	900.0
5.125% Notes Due 2031	750.0
5.125% Notes Due 2032	1,500.0
5.750% Notes Due 2034	550.0
5.625% Notes Due 2035	900.0
5.750% Notes Due 2036	850.0
5.625% Notes Due 2052	750.0
6.125% Notes Due 2054	500.0
Total Unsecured Debt Outstanding	$14,217.8
CMBS Debt Due 2032	$3,000.0
Total Debt Outstanding	$17,217.8
Cash and Cash Equivalents	$270.3
Net Debt	$16,947.5
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(1) Based on applicable exchange rates as of September 30, 2026.

Dividends
On September 3, 2026, the Company declared a regular quarterly cash dividend of $0.46 per share, representing a 2.2% year-over-year increase. The Q3 2026 dividend was paid on October 8, 2026 to stockholders of record as of the close of business on September 17, 2026 and totaled in aggregate approximately $506.3 million.
2026 Guidance
The Company is raising its AFFO guidance for the full year 2026. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable generally accepted accounting principles in the United States (“GAAP”) financial measure. In reliance on the exception provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and, as disclosed in our historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures.”
The Company estimates AFFO for the year ending December 31, 2026 will be between $2,695 million and $2,705 million, or between $2.47 and $2.48 per diluted common share. Guidance does not include the impact on operating results from any pending acquisitions without announced expected closing dates, possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions.
The following is a summary of the Company’s raised full-year 2026 guidance:

	Updated Guidance		Prior Guidance
For the Year Ending December 31, 2026:	Low	High	Low	High
Estimated Adjusted Funds From Operations (AFFO) (in millions)	$2,695	$2,705	$2,675	$2,695
Estimated Adjusted Funds From Operations (AFFO) per diluted share	$2.47	$2.48	$2.45	$2.47
Estimated Weighted Average Share Count for the Year (in millions)	1,090.2	1,090.2	1,090.3	1,090.3
VICI partnership units held by third parties are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock.
The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Supplemental Information
In addition to this release, the Company has furnished Supplemental Financial Information, which is available on our website in the “Investors” section, under the menu heading “Financials”. This additional information is being provided as a supplement to the information in this release and our other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations, except as may be required by applicable law.
Conference Call and Webcast
The Company will host a conference call and audio webcast on Thursday, October 29, 2026 at 10:00 a.m. Eastern Time (ET). Please visit the VICI Properties website (https://investors.viciproperties.com/news-events/events) to listen to the earnings call via a live webcast. Listeners who wish to participate in the question and answer session may do so via telephone by pre-registering on the Company’s earnings call registration webpage (https://register-conf.media-server.com/register/BI4ddda18555004fa48ace389ea769214e). All registrants will receive dial-in information and a PIN allowing them to access the live call. An on-demand replay of the earnings call will be available on the Company’s website (https://investors.viciproperties.com/news-events/events) immediately following the conclusion of the live call for a period of one year.
About VICI Properties
VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality, wellness, entertainment and leisure destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties owns 103 experiential assets across a geographically diverse portfolio consisting of 63 gaming properties and 40 other experiential properties across the United States and Canada. The portfolio is comprised of approximately 130 million square feet and features approximately 66,000 hotel rooms and over 700 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry-leading gaming, leisure and hospitality operators under long-term, triple-net lease agreements. VICI Properties has a growing array of real estate and financing partnerships with leading operators in other experiential sectors, including Cabot, Cain, Canyon Ranch, Chelsea Piers, Club Med, Great Wolf Resorts, Homefield, Kalahari Resorts, and Lucky Strike Entertainment. VICI Properties also owns four championship golf courses and approximately 33 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements, which could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks. Among those risks, uncertainties and other factors are: the impact of, and expectations relating to, changes in general economic conditions and market developments, including inflation, interest rate changes and volatility, tariffs and trade barriers, supply chain disruptions, changes in consumer spending, consumer confidence levels, unemployment levels, governmental action, and depressed real estate prices resulting from the severity and duration of any downturn or recession in the U.S. or global economy; our ability to successfully pursue and consummate transactions, including investments in, and acquisitions of, real estate and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our pending and completed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties and their affiliates that serve as guarantors of the lease payments, and the negative consequences any material adverse effect on their respective businesses could have on us; the possibility that any pending or future transactions may not be consummated on the terms or timeframes contemplated, or at all, including our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all, the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the receipt of, or delays in obtaining, governmental and regulatory approvals and consents required to consummate such transactions, or other delays or impediments to completing the transactions; the anticipated benefits of certain arrangements with certain tenants in connection with our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund strategy; our decision and ability to exercise our purchase rights under our put-call agreements, call agreements, right of first refusal agreements and right of first offer agreements; the credit risk of our tenants and borrowers in connection with the rental and other obligations owed to us under applicable leases, related guarantees, or loan agreements, including risks distinct to our lending activities with respect to development and construction loans for non-stabilized properties; our dependence on the gaming industry, which is characterized by, among other things, a high degree of competition, extensive regulation, and sensitivity to changes in consumer behavior and discretionary spending; our ability to pursue our business and growth strategies may be limited by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities, including developments relating to the regulation of emerging alternative platforms; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their respective lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to the lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness and ability to service, refinance (at attractive interest rates, or at all), and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the possibility that we identify significant environmental, tax, legal or other issues, including additional costs or liabilities, that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending and completed transactions; the impact of changes to tax laws and regulations, including U.S. federal income tax laws, state tax laws or global tax laws; the impact of changes in governmental or regulatory actions and initiatives; the possibility of adverse tax consequences as a result of our pending and completed transactions, including pursuant to tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending and completed transactions; our inability to maintain our qualification for taxation as a REIT; the impact of climate change, natural disasters or other severe weather events, war or conflict, geopolitical uncertainty, tariffs and trade barriers, public health conditions, uncertainty or civil unrest, violence or terrorist activities or threats on our properties, or in areas where our properties are located, or globally, and changes in economic conditions or heightened travel security, and any measures instituted in response to these events; the impact of reduced travel demand or increased costs of travel affecting visitation and operating performance at the properties operated by our tenants, particularly in destination markets such as Las Vegas; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; the risks related to us or our tenants not having adequate insurance to cover potential losses; the potential impact on the amount of our cash distributions if we determine to sell or divest any of our properties in the future or are unable to redeploy capital returned from investments at attractive rates, or at all; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time, including our reliance on distributions received from our subsidiaries, including VICI OP, to make such distributions to our stockholders; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.
Non-GAAP Financial Measures
This press release presents Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.
FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (Nareit), we define FFO as our net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, capitalized interest on real estate under development, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other gains (or losses), deferred income tax provision (or benefit), other non-recurring non-cash transactions and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing.
We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), current income tax expense and adjustments attributable to non-controlling interests.
These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.
Reconciliations of net income to FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA are included in this release.

VICI Properties Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2026	December 31, 2025
Assets
Real estate portfolio:
Investments in leases - sales-type, net	$24,370,572	$23,706,563
Investments in leases - financing receivables, net	19,235,774	18,697,133
Investments in loans and securities, net	2,984,010	2,525,457
Real estate under development	25,499	—
Land	148,002	148,002
Cash and cash equivalents	270,321	563,479
Short-term investments	—	44,484
Other assets	1,030,126	1,039,050
Total assets	$48,064,304	$46,724,168

Liabilities
Debt, net	$16,916,934	$16,773,241
Accrued expenses and deferred revenue	178,249	238,715
Dividends and distributions payable	511,884	486,259
Other liabilities	1,017,579	1,003,366
Total liabilities	18,624,646	18,501,581

Stockholders’ equity
Common stock	11,011	10,688
Preferred stock	—	—
Additional paid-in capital	25,859,760	24,898,868
Accumulated other comprehensive income	115,455	121,031
Retained earnings	3,025,489	2,767,053
Total VICI stockholders’ equity	29,011,715	27,797,640
Non-controlling interests	427,943	424,947
Total stockholders’ equity	29,439,658	28,222,587
Total liabilities and stockholders’ equity	$48,064,304	$46,724,168
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Note: As of September 30, 2026 and December 31, 2025, our Investments in leases - sales-type, Investments in leases - financing receivables, Investments in loans and securities and Other assets (sales-type sub-leases) are net of allowance for credit losses of $1,282.4 million, $884.9 million, $159.0 million and $29.7 million, respectively, and $919.2 million, $769.9 million, $56.4 million and $23.9 million, respectively.

VICI Properties Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Income from sales-type leases	$556,749	$531,765	$1,642,668	$1,590,717
Income from lease financing receivables, loans and securities	482,642	447,986	1,412,990	1,314,726
Other income	18,969	19,547	56,783	58,596
Golf revenues	7,124	8,190	30,069	28,987
Total revenues	1,065,484	1,007,488	3,142,510	2,993,026

Expenses
General and administrative	17,479	16,344	48,884	45,765
Depreciation	876	937	2,841	2,674
Other expenses	18,969	19,547	56,783	58,596
Golf expenses	6,858	6,765	20,722	19,736
Change in allowance for credit losses	458,030	(20,153)	610,314	24,803
Transaction and acquisition expenses	194	9	2,176	7,488
Total expenses	502,406	23,449	741,720	159,062

Interest expense	(214,983)	(210,333)	(634,272)	(633,381)
Interest income	1,564	3,881	8,285	9,871
Other (losses) gains	(229)	(82)	(595)	792
Income before income taxes	349,430	777,505	1,774,208	2,211,246
Provision for income taxes	(2,579)	(3,885)	(6,092)	(6,993)
Net income	346,851	773,620	1,768,116	2,204,253
Less: Net income attributable to non-controlling interests	(4,317)	(11,580)	(26,671)	(33,527)
Net income attributable to common stockholders	$342,534	$762,040	$1,741,445	$2,170,726

Net income per common share
Basic	$0.31	$0.71	$1.60	$2.05
Diluted	$0.31	$0.71	$1.60	$2.05

Weighted average number of shares of common stock outstanding
Basic	1,100,560,183	1,067,253,644	1,086,503,368	1,059,870,808
Diluted	1,100,625,472	1,068,369,218	1,086,581,026	1,060,732,039

VICI Properties Inc.
Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and Adjusted EBITDA
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to common stockholders	$342,534	$762,040	$1,741,445	$2,170,726
Real estate depreciation	—	—	—	—
FFO attributable to common stockholders	342,534	762,040	1,741,445	2,170,726
Non-cash leasing and financing adjustments	(131,953)	(131,171)	(401,130)	(393,240)
Non-cash change in allowance for credit losses	458,030	(20,153)	610,314	24,803
Non-cash stock-based compensation	4,895	4,415	13,629	11,758
Transaction and acquisition expenses	194	9	2,176	7,488
Amortization of debt issuance costs and original issue discount	18,070	17,395	52,759	54,909
Capitalized interest on real estate under development	(283)	—	(339)	—
Other depreciation	743	806	2,445	2,284
Capital expenditures	(2,660)	(189)	(3,420)	(939)
Other losses (gains) (1)	229	82	595	(792)
Deferred income tax provision	1,476	2,776	1,486	2,848
Non-cash adjustments attributable to non-controlling interests	(6,070)	1,559	(4,212)	3,884
AFFO attributable to common stockholders	685,205	637,569	2,015,748	1,883,729
Interest expense, net	195,632	189,057	573,567	568,601
Current income tax expense	1,103	1,109	4,606	4,145
Adjustments attributable to non-controlling interests	(2,162)	(2,153)	(6,415)	(6,518)
Adjusted EBITDA attributable to common stockholders	$879,778	$825,582	$2,587,506	$2,449,957

Net income per common share
Basic	$0.31	$0.71	$1.60	$2.05
Diluted	$0.31	$0.71	$1.60	$2.05
FFO per common share
Basic	$0.31	$0.71	$1.60	$2.05
Diluted	$0.31	$0.71	$1.60	$2.05
AFFO per common share
Basic	$0.62	$0.60	$1.86	$1.78
Diluted	$0.62	$0.60	$1.86	$1.78
Weighted average number of shares of common stock outstanding
Basic	1,100,560,183	1,067,253,644	1,086,503,368	1,059,870,808
Diluted	1,100,625,472	1,068,369,218	1,086,581,026	1,060,732,039
________________________
(1) Represents non-cash foreign currency remeasurement adjustment and gain on sale of certain land parcels.

VICI Properties Inc.
Revenue Breakdown
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Contractual income from sales-type leases
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$140,534	$137,689	$421,602	$413,067
Caesars Las Vegas Master Lease	126,419	123,855	379,257	371,565
MGM Grand/Mandalay Bay Lease	82,210	80,598	245,555	240,740
The Venetian Resort Las Vegas Lease	77,175	75,545	230,439	225,309
PENN Master Lease (1)	20,379	20,178	60,800	60,088
Clairvest Northfield Park Lease	13,504	—	23,978	—
Century Master Lease (excluding Century Canadian Portfolio)	12,677	12,321	38,031	36,963
Hard Rock Cincinnati Lease	12,192	11,864	36,576	35,592
EBCI Southern Indiana Lease	8,730	8,538	25,978	25,530
PURE Master Lease (2)	2,867	—	3,089	—
Income from sales-type leases non-cash adjustment (3)	60,062	61,177	177,363	181,863
Income from sales-type leases	556,749	531,765	1,642,668	1,590,717

Contractual income from lease financing receivables
MGM Master Lease	184,039	193,671	563,488	575,949
Harrah's NOLA, AC, and Laughlin (4)	44,603	43,683	133,809	131,049
Hard Rock Mirage Lease	23,877	23,409	71,631	70,227
Golden Entertainment Master Lease	21,750	—	36,250	—
JACK Entertainment Master Lease	18,490	18,039	55,320	54,028
CNE Gold Strike Lease	10,824	10,612	32,190	31,559
Lucky Strike Master Lease	8,300	8,098	24,900	24,294
Foundation Master Lease	6,354	6,184	19,062	18,552
Chelsea Piers Lease	6,075	6,000	18,225	18,000
PURE Master Lease	4,073	4,047	12,317	11,946
Century Canadian Portfolio (5)	3,217	3,197	9,751	9,447
Income from lease financing receivables non-cash adjustment (3)	71,902	70,070	223,846	211,507
Income from lease financing receivables	403,504	387,010	1,200,789	1,156,558

Contractual interest income
Senior secured notes	3,900	2,398	8,836	7,218
Senior secured loans	27,558	22,907	76,575	59,211
Mezzanine loans & preferred equity	47,866	35,887	127,368	92,251
Income from loans non-cash adjustment (3)	(186)	(216)	(578)	(512)
Income from loans and securities	79,138	60,976	212,201	158,168
Income from lease financing receivables, loans and securities	482,642	447,986	1,412,990	1,314,726

Other income	18,969	19,547	56,783	58,596
Golf revenues	7,124	8,190	30,069	28,987
Total revenues	$1,065,484	$1,007,488	$3,142,510	$2,993,026
____________________
(1) On December 4, 2025, VICI combined the individual leases with PENN Entertainment (the PENN Greektown Lease and the PENN Margaritaville Lease) into one master lease for both properties (the “PENN Master Lease”). There was no change to the aggregate amount of rent collected by VICI. (2) Reflects Gamehost Portfolio. (3) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP. (4) Assets are part of the Caesars Regional Master Lease. (5) Assets are part of the Century Master Lease.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Moira McCloskey
SVP, Capital Markets
MMcCloskey@viciproperties.com

LinkedIn:
www.linkedin.com/company/vici-properties-inc

Press Release Category: Financial Results